EXHIBIT 23.1

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-76878, No. 33-76884, No. 33-76882, No. 333-25595, No. 333-88655, No. 333-75003, No. 333-30030, No. 333-55812, and No. 333-85526) of BankUnited Financial Corporation (“BankUnited”) of our report dated October 31, 2003 relating to the financial statements of BankUnited, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Miami, Florida

December 15, 2003